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                                                                      EXHIBIT 21


Exhibit 21
PARENTS AND SUBSIDIARIES
             AMERICAN STANDARD COMPANIES INC. (DELAWARE) - REGISTRANT
                                                                        Subsid-
                                                                         iaries*
   U.S. SUBSIDIARIES:

   American Standard Inc. (Delaware) - Immediate Parent
      The American Chinaware Company (Delaware)
      American Standard Financial Corporation (Delaware) American Standard Shared Services Inc. (Delaware) American Standard Water Heaters Corporation (Delaware) Amstan Air Inc. (Delaware)
      Amstan Logistics Inc. (Delaware)
      A-S Energy, Inc. (Texas)
      Rand Trane Dallas Inc. (Delaware)
           FACS Facility Services, Inc. (Texas)
      Standard Compressors Inc. (Delaware)
      Trane Comfort Solutions Inc. (Delaware)
      Trane Puerto Rico Inc. (Delaware)
      WABCO Automotive Control Systems Inc. (Delaware)
      WABCO Automotive Holdings Inc. (Delaware)
         WABCO Air Compressor Holdings Inc. (Delaware)

   American Standard International Inc. (Delaware)
      American Standard Credit Inc. (Delaware)
      American Standard Trane Brands, Inc. (Delaware)
      American Standard Trane, Ltd. (Delaware)
      American Standards Inc. (Delaware)
      A-S Thai Holdings Ltd. (Delaware)
      Hermann Trane Harrisburg Inc. (Delaware)
      Ives Trane NY, Inc. (Delaware)
      SAU Corp. (Delaware)
      The Trane Company (Delaware)
      Trane Central America, Inc. (Delaware)
      Trane Export LLC (Delaware)
      Trane General Corporation (Delaware)
      Trane India Ltd. (Delaware)
      WABCO Korea Inc. (Delaware)
      WABCO Company (Pennsylvania)
      WABCO Standard Export Ltd. (Delaware)
      World Standard Ltd. (Delaware)


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   FOREIGN SUBSIDIARIES:

      AIR CONDITIONING SYSTEMS AND SERVICES

         (Wabco Standard French Holdings SNC - Immediate Parent)
            Societe Trane (France)
               Trane Service Company (Egypt) (75%)
         (The Trane Company - Immediate Parent)
             WABCO Standard Trane S.A. (Switzerland)
                   Trane Korea, Inc. (Korea)
              TM Air Conditioning Sdn. Bhd. (Malaysia)   (70%)
              Trane Airconditioning Pte. Ltd. (Singapore)
                   TTS Limited (Taiwan)
              Trane de Argentina S.A. (Argentina)
             Trane de Chile S.A. (Chile) (70%)
              Trane de Colombia (Colombia)
             Trane de Mexico, S.A. de C.V. (Mexico)
             Trane do Brasil Industria e Comercio Ltda. (Brazil)
             Trane Servicefirst, C.A. (Venezuela)

         (American Standard Inc. and The Trane Company - Immediate Parents)
             ASI China Holdings (Cayman Islands)

         (ASI China Holdings and American Standard International Inc. - Immediate Parents)
             A-S Air Conditioning Products Limited (Cayman Islands) (62.7%) A-S Air Conditioning System (Shanghai) Company Limited (PRC) JTA China Import Limited (Hong Kong)
             Teling Air Conditioner Company Limited (PRC) (56%)

         (American Standard International Inc. - Immediate Parent)
             Trane Hellas S.A. (Greece)
             TAC Distribution Pte. Ltd. (Singapore)

         (American Standard Inc. - Immediate Parent)
             Trane (Thailand) Ltd. (Thailand)

         (American Standard Inc. & 3 Delaware subsidiaries - Immediate Parents)
              TROC Airconditioning Ltd. (Taiwan )

         (American Standard (U.K.) Limited - Immediate Parent)
             Trane Limited (U.K.)
             Trane (United Kingdom) Limited (U.K.)
                 Trane (Scotland) Limited (Scotland)

         (American Standard International Inc. & WABCO Standard TRANE B.V. - Immediate Parents)
              American Standard Trane Japan, Ltd. (Japan)
                   Trane Reinetsu Service Co., Ltd. (Japan)

         (WABCO Standard TRANE B.V. - Immediate Parent)
              TDU Pty. Ltd. (Australia)  (80%)
              Trane AirConditioning B.V. (Netherlands)
             Trane Beteiligungs-GmbH (Germany)
                   Trane Deutschland GmbH (Germany)
              Trane Espanola S.A. (Spain)
                   Trane Aire Acondicionado, S.A. (Spain)
             Trane Europe B.V. (Netherlands)


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             Trane GmbH (Austria)
         Trane (Schweiz) AG (Switzerland)
              Trane Italia S.r.l. (Italy)
              Trane S.A.E. (Egypt)  (91.58%)
         (Ideal Standard Europe B.V. - Immediate Parent)
             Trane CR Spol sro. (Rep. of Czechoslavakia)
             Trane D.O.O. (Croatia)
             Trane Hungary KFT (Hungary)
             Trane Klima Ticaret AS (Turkey) (99%)
             Trane Polska Sp.Z.O.O. (Poland)
             Trane Technologies LLC (Russian Federation)

         (WABCO Automotive AB (Sweden) - Immediate Parent)
             Trane Sweden AG (Sweden)


         VEHICLE CONTROL SYSTEMS

         (WABCO Standard GmbH and American Standard International Inc. - Immediate Parents)
            WABCO Standard TRANE B.V. (Netherlands)
                  WABCO Austria G.m.b.H. (Austria)
                  WABCO Automotive AB (Sweden)
                  WABCO Automotive B.V. (Netherlands)
                       WABCO brzdy k vozidlum spol. S.r.o. (Rep. of
                       Czechoslovakia)
                 WABCO Belgium S.A.-N.V. (Belgium)
                 WABCO B.V. (Netherlands)
                 WABCO Espana S.A. (Spain)
            WABCO Europe B.V. (Netherlands)
                       WABCO Polska Spolka Z Ograniczona Odpowiedzia ( Poland)
            WABCO Sandown B.V. (Netherlands)                            1
                      WABCO (Schweiz) AG (Switzerland)
                 WABCO Standard French Holdings SNC (France)
                       WABCO Westinghouse S.A. (France)
                             WABCO France SNC (France)


         (Ideal Standard S.r.l. and American Standard International Inc Inc. -
          Immediate Parents)
             American Standard (U.K.) Limited (England)
                   Clayton Dewandre Holdings Limited (England)
                   WABCO Automotive UK Limited (England)
                   Perrot Brakes (U.K.) Limited (England)

         (Ideal Standard S.r.l.- Immediate Parent)
              WABCO Automotive Italia S.p.A. (Italy)

         (American Standard International Inc.  - Immediate Parent)
               WABCO-Standard GmbH (Germany)
               WABCO Fahrzeugsysteme GmbH (Germany)
                    WABCO GmbH & Co. OHG (Germany)
               WABCO GmbH (Germany)
                      WABCO Perrot Bremsen GmbH (Germany)

         (WABCO Automotive Holdings Inc. - Immediate Parent)
               WABCO GmbH (Bonn, Germany)


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         (WABCO GmbH & Co. OHG, American Standard International Inc. and WABCO
          Automotive Holdings Inc.
            -     Immediate Parents)
            Sanwab E.B.S. Inc. (Japan)


      PLUMBING PRODUCTS

         (American Standard International Inc. and A-S Thai Holdings Ltd. - Immediate Parents)
               American Standard Sanitaryware (Thailand) Public Company Limited (Thailand) (81.3%)

         (American Standard International Inc. - Immediate Parent)
               Egyptian American Sanitary Wares Co. S.A.E. (Egypt)   (59.2%)
               American Standard Philippine Holdings Inc. (Philippines)
            Standex S.A. (Greece )
            WABCO-Standard GmbH (Germany)
                  Ceramica Dolomite GmbH (Germany)
                   Ideal Standard GmbH & Co. OHG (Germany)
                   American Standard Korea, Inc. (Korea )
            Ideal-Standard GmbH (Hannover, Germany)

         (American Standard International Inc. & American Standard Philippine Holdings Inc.- Immediate Parents
               Sanitary Wares Manufacturing Corporation (Philippines)  (61.99%)

         (WABCO Westinghouse S.A. - Immediate Parent)
               Porcher, S.A. (France)

         (Wabco Standard Trane Inc. - Immediate Parent)
               Ideal Standard Wabco Industria e Comercio Ltda. (Brazil) (a)

         (American Standard (U.K.) Limited - Immediate Parent)
               Ideal-Standard Limited (England)
               Armitage Shanks International Ltd. (U.K.)
               Armitage Shanks Ltd. (U.K.)
               Armitage Shanks (Dublin) Ltd. (Ireland)
               Armitage Shanks (Ireland) Ltd. (Ireland)
               Armitage Venesta Washroom Systems Ltd. (U.K.)
               Qualitas Bathrooms Ltd. (U.K.)
               Tantofex Limited (U.K.)
               Venesta Cubicles Ltd. (U.K.)
               Venesta Office Systems Ltd. (U.K)

         (American Standard International Inc. & WABCO Standard TRANE B.V. -
          Immediate Parents)
            Ceramic Sanitaryware Pte. (Singapore)
               Amstan Sanitaryware Inc. (Vietnam)   (84.21%)
            Egyptian American Industrial Plastics Company S.A.E. (Egypt) (88%) Ideal Standard Bulgaria A.D. (Bulgaria)
            Ideal Standard (Thailand) Limited (Thailand) (77.14%)
            Vidima A.D. (Bulgaria) (99%)
            WABCO Standard Trane Inc. (Canada) (b)
               Ideal Standard Trane Inc. (Canada) (b)

         (Wabco Standard Trane Inc. and Wabco Standard Trane B.V. - Immediate Parents)
               Ideal-Standard, S.A. de C.V. (Mexico)         2
               Industria Ceramica del Centro, S.A. de C.V. (Mexico)


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         (WABCO Standard Trane B.V. and Sanisatn Iberica, S.L. - Immediate
         Parents)
             Sanistan B.V. (Netherlands)
                Keramicke Zavody Teplice, AS (Rep. of Czechoslovakia)  (91.48%)

(American Standard International Inc. & Hermann Trane Harrisburg Inc. - Immediate Parents)
            PT Indo American Ceramics (Indonesia)

         (American Standard International Inc. & WABCO Standard TRANE B.V. - Immediate Parents)

(WABCO Standard TRANE B.V. - Immediate Parent)
            Ideal Standard Europe B.V. (Netherlands)                 2
            Ideal Standard s.r.l. (Italy)
               Ceramica Dolomite SpA (Italy)
               Ideal Standard S.A. (Greece)
               Sanistan Iberica, S.L. (Spain)

         (American Standard International Inc., WABCO Standard TRANE B.V. & Egyptian American
         Sanitarywares Co. S.A.E. - Immediate Parents)
            Islamic Acrylic Company (MISR Acrylic) S.A.E. (Egypt)



      MISCELLANEOUS

               Standard Europe (EEIG)(France) (c)

   All of the companies listed above operate under their company names and use one or more of the trademarks listed under "Patents and Trademarks" of Item 1 of this annual report on Form 10-K.

      * The number shown under this heading indicates other subsidiaries, not listed by name herein, which are in the same line of business. The name of the immediate parent of such subsidiary or subsidiaries appears opposite the number.

(a) This subsidiary participates in Plumbing Products and Vehicle Control
Systems

(b) This subsidiary participates in Plumbing Products and Air Conditioning Systems and Services.

(c) A European Economic Interest Grouping organized by certain French and Italian subsidiaries of the Company.

      There are omitted from the table a number of minor or inactive or name-saving subsidiaries, all of which together would not constitute a significant subsidiary.


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